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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of
CDI Group, Inc. and Subsidiary:

    We consent to incorporation by reference in the Registration Statement Number 333-41281 on Form S-4 of CDI Group, Inc. and Subsidiary of our report dated September 28, 1998, relating to the consolidated balance sheets of CDI Group, Inc. and Subsidiary at July 26, 1997 and July 25, 1998, and the related statements of income, cash flows, and stockholders' equity (deficit) for each of the years in the three-year period ended July 25, 1998, which report appears in the July 25, 1998 annual report on Form 10-K of CDI Group, Inc. and Subsidiary, and to our report dated September 28, 1998 on the related financial statement schedule, which report appears in the July 25, 1998 annual report on Form 10-K of CDI Group, Inc. and Subsidiary.

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                                          PricewaterhouseCoopers LLP

Florham Park, New Jersey
October 22, 1998
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                       REPORT OF INDEPENDENT ACCOUNTANTS

    Our report on the consolidated financial statements of CDI Group, Inc. and Subsidiary is included on page 43 on this Form 10-K. In connection with our audits of such financial statements, we have also audited the related financial statement schedule listed in the index on page 42 of this form 10-K.

    In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

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                                          PricewaterhouseCoopers LLP

Florham Park, New Jersey
September 28, 1998